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                                                                   Exhibit 23(a)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Morgan's Foods, Inc. on Form S-8 of our report dated May 26, 1999, appearing in the Annual Report on Form 10-K of Morgan's Foods, Inc. for the year ended February 28, 1999.


DELOITTE & TOUCHE LLP
Cleveland, Ohio
November 17, 1999